EXHIBIT 4.4


                  INTERSTATE NATIONAL DEALER SERVICES, INC.
                            AMENDED AND RESTATED
                           1993 STOCK OPTION PLAN



                                  RECITALS

          (a) Interstate National Dealer Services, Inc., a Delaware corporation (the "Company"), established the Company's 1993 Stock Option Plan, which was adopted by the Board of Directors and approved by the stockholders of the Company on May 5, 1993.

          (b) The Company desires to encourage high levels of performance by the individuals who are key to the success of the Company and to encourage such individuals to remain in the employ of the Company and its subsidiaries and affiliates by increasing their proprietary interest in the Company's growth and success.

          (c) To attain these ends, the Company formulated the 1993 Stock Option Plan embodied herein to authorize the granting of incentive awards through grants of stock options ("Options") to those individuals whose judgment, initiative and efforts are responsible for the success of the Company.

          (d) The Company desires to amend and restate the 1993 Stock Option Plan in its entirety to reflect (i) the elimination of the Company's Class B Common Stock and (ii) an increase in the aggregate number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued under the Options.

          NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Amended and Restated 1993 Stock Option Plan (the "Plan") and agrees to the following provisions:

                                 ARTICLE  1.

                             PURPOSE OF THE PLAN

          1.1. Purpose. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of Common Stock by selected individuals whose judgment, initiative and efforts are responsible for the success of the Company and its subsidiaries and to help the Company and its subsidiaries and affiliates secure and retain the services of such individuals. Options granted under the Plan will be either "incentive stock options," intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), or "nonqualified stock options." For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 ARTICLE 2.

                          SHARES SUBJECT TO OPTIONS


          2.1.  Number of Shares.  Subject to the adjustment provisions of
Section 6.10 hereof, the aggregate number of shares of Common Stock which may be issued under Options, whether as incentive stock options or nonqualified stock options, exercised under the Plan shall not exceed 684,000. If, and to the extent, that Options granted under the Plan terminate, expire or are cancelled without having been exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by such terminated, expired or cancelled Options; provided that the granting and terms of such new Options shall in all respects comply with the provisions of the Plan. No Options to purchase fractional shares of Common Stock shall be granted or issued under the Plan.

          2.2. Character of Shares. Shares of Common Stock delivered upon the exercise of Options may be authorized and unissued Common Stock or issued Common Stock held in the Company's treasury, or both.

          2.3. Reservation of Shares. There shall be reserved at all times for sale under the Plan an aggregate number of shares of Common Stock equal to the maximum number of shares which may be purchased pursuant to Options granted, or that may be granted, under the Plan.

                                  ARTICLE  3.

                                 ELIGIBILITY

          3.1. Employees. Participants who receive Options under the Plan shall consist of such key employees, directors, officers and consultants of the Company or any of its subsidiaries or affiliates as the Committee, in its sole discretion, shall select from time to time.

          3.2. Ten Percent Stockholders. No Option may be granted to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Fair Market Value (as defined below) of the shares of the Common Stock subject to the Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the date such Option is granted.

                                  ARTICLE  4.

                               ADMINISTRATION


          4.1. Committee. The Plan shall be administered by a committee (the "Committee") consisting of the members of the Board of Directors of the Company (the "Board") elected thereto from time to time.

          4.2. Procedures. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members.

          4.3. Interpretation. Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind the Committee's rules and regulations as the Committee may deem necessary or advisable. All discussions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders and employees, and Plan participants.

                                 ARTICLE 5.

                                   OPTIONS

          5.1. Grant of Options. The Committee shall determine, within the limitations of the Plan, the employees, directors, officers and consultants of the Company and its subsidiaries or affiliates to whom Options are to be granted, the number of shares of Common Stock that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either "incentive stock options" or "nonqualified stock options;" provided, however, that "incentive stock options" may only be granted to employees of the Company.

          All Options granted pursuant to the Plan shall be evidenced in writing by stock option certificates ("Stock Option Certificates") in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan, and, with respect to any Stock Option Certificate granting Options which are intended to qualify as "incentive stock options," are not inconsistent with
Section 422 of the Code. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who receives an Option pursuant to the Plan may hold more than one Option granted pursuant to the Plan at the same time and may hold both "incentive stock options" and "nonqualified stock options" at the same time.

          5.2. Option Price. Subject to Section 3.2 hereof, the option price per each share of Common Stock purchasable under any "Option" granted pursuant to the Plan shall be determined by the Committee, but in no event shall such price be less than the greater of 100% of the Fair Market Value (as hereinafter defined) of such share of Common Stock on the date of the grant of such Option, or the par value of such share.

                                 ARTICLE 6.

                             GENERAL PROVISIONS

          6.1. Option Period. Subject to Section 3.2, the period for which an Option is exercisable shall be fixed by the Committee; provided, however that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted. After the Option is granted, the option period may not be reduced.

          6.2. Fair Market Value. If the Common Stock is listed or admitted to trading on a securities exchange registered under the Exchange Act, the "Fair Market Value" of a share of Common Stock as of a specified date shall mean the average of the daily closing prices per share of the Common Stock for the ten consecutive trading days immediately preceding the day as of which Fair Market Value is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information. If shares of the Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the Fair Market Value shall be equal to the Book Value (as defined below) per share determined by reference to the Company's balance sheet as of the end of the calendar month immediately preceding the date of determination. An Option shall be con-sidered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify. For the purposes of this Plan, "Book Value" shall mean the consolidated net worth of the Company attributable to the Common Stock determined in accordance with generally accepted accounting principles consistently applied, except (i) without regard to goodwill and other intangibles and (ii) excluding the amount of any life insurance proceeds inuring to the benefit of the Company and the cash surrender value of any life insurance policies under which the Company is named beneficiary.

          6.3. Exercise of Options. Options granted under the Plan shall be exercised by the grantee thereof (the "Optionee") as to all or part of the shares of Common Stock covered thereby, by the giving of written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased, accompanied by payment of the full purchase price for the shares of Common Stock being purchased. Full payment of such purchase price shall be made (i) in cash, or by certified check or bank check, (ii) with the consent of the Committee, by delivery of a promissory note in favor of the Company upon such terms and conditions as determined by the Committee,
(iii) with the consent of the Committee, by tendering previously acquired shares of Common Stock (valued at its Fair Market Value, as determined by the Committee as of the date of tender), or (iv) with the consent of the Committee, by any combination of (i), (ii) and (iii); provided, however, that payment may not be pursuant to (iii) above unless the Optionee shall have owned the shares of Common Stock being tendered in payment for a period of at least six months prior to the date of exercise of the Option. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a share of Common Stock. The Company shall effect the transfer of shares of Common Stock purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option until certificates for such shares of Common Stock shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of issuance of such certificates.

          6.4. Non-Transferability of Options. No Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee or his guardian or legal representative.

          6.5. Termination of Employment. In the event an Optionee shall cease to be employed by either the Company or any of its subsidiaries or affiliates (other than as a result of death or disability as provided below), any Option(s) granted to him and not previously expired or exercised shall be deemed cancelled and terminated on the date of such termination.

          6.6. Death. In the event an Optionee dies while employed by the Company or any of its subsidiaries or affiliates, any Option(s) granted to him and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, at any time within thirty (30) days after the death of the Optionee, unless earlier terminated pursuant to its terms.

          6.7. Disability. In the event an Optionee shall cease to be employed by either the Company or any of its subsidiaries or affiliates due to disability, such Optionee, or his guardian or legal representative, shall have the unqualified right to exercise any Options which such Optionee was eligible to exercise as of the first date of disability, at any time within thirty (30) days after such termination of such employment, unless earlier terminated pursuant to its terms. The term "disability" shall, for purposes of this Plan, be defined in the same manner as such term is defined in
Section 22(e) of the Code.

          6.8. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law; provided that the Board may not, without the approval of the Company's shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Options under the Plan (except for adjustments pursuant to Section 6.10 hereof), (b) reduce the minimum option price specified by Section 5.2 hereof, (c) increase the maximum permissible term of any Option specified by Section 6.1 hereof or (d) remove responsibility for administering the Plan from the Committee.

          6.9. Tax Withholding. The Company shall notify the Optionee of any income tax withholding requirements arising as a result of the exercise of an Option. The Company shall have the right to require such Optionee to pay such withholding taxes. If the Optionee shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or to take such other action as may be necessary to satisfy such withholding obligations.

          6.10. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or other similar corporate transaction or event affects the shares of Common Stock with respect to which Options have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock that thereafter may be made the subject of Options, (ii) the number and type of shares of Common Stock subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Option; provided, in each case, that with respect to incentive stock options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; and provided further, that the number of shares of Common Stock subject to any Option denominated in shares of Common Stock shall always be a whole number.

          6.11. Right of Discharge Reserved. Nothing in the Plan nor the grant of an Option hereunder shall confer upon any employee or other individual the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Options under the Plan) any such employee or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Option granted in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the Optionee.

          6.12. Nature of Payments. All Options made pursuant to the Plan are in consideration of services performed for the Company or any subsidiary of the Company. Any gain realized pursuant to Options constitutes a special incentive payment to the Optionee and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Board or by the board of directors of the applicable subsidiary or affiliate of the Company.

          6.13. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforce-ability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

          6.14. Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as "his or her", any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

          6.15. Captions. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

          6.16. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

          6.17. Effective Date and Termination of Plan. (a) The Plan shall become effective on the earlier of (i) the date of its adoption by the Board, and (ii) the date of approval of the Plan by the Company's stockholders.

          (b) Options may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan as set forth in Section 6.17(a) hereof, on which date the Plan will expire except as to Options then outstanding under the Plan. Such outstanding Options shall remain in effect until they have been exercised or terminated, or have expired.

                  INTERSTATE NATIONAL DEALER SERVICES, INC.

                                AMENDMENT TO
                            AMENDED AND RESTATED
                           1993 STOCK OPTION PLAN


          Paragraph 2.1 of the Amended and Restated 1993 Stock Option Plan of Interstate National Dealer Services, Inc., a Delaware corporation (the "Company"), adopted on January 7, 1994 by the Board of Directors and approved by the stockholders of the Company on such date, is hereby deleted in its entirety and the following substituted in lieu thereof:


          2.1  Number of Shares.  Subject to the adjustment provisions of
Section 6.10 hereof, the aggregate number of shares of Common Stock which may be issued under Options, whether as incentive stock options or nonqualified stock options, exercised under the Plan shall not exceed 350,000. If, and to the extent, that Options granted under the Plan terminate, expire or are cancelled without having been exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by such terminated, expired or cancelled Options; provided that the granting and terms of such new Options shall in all respects comply with the provisions of the Plan. No Options to purchase fractional shares of Common Stock shall be granted or issued under the Plan.

                  INTERSTATE NATIONAL DEALER SERVICES, INC.

                                AMENDMENT TO
                            AMENDED AND RESTATED
                     1993 STOCK OPTION PLAN, AS AMENDED


          Paragraph 2.1 of the Amended and Restated 1993 Stock Option Plan, as amended, of Interstate National Dealer Services, Inc. a Delaware corporation (the "Company"), adopted on January 7, 1994 by the Board of Directors of the Company and approved by the stockholders on such date, as amended on June 27, 1994, is hereby deleted in its entirety and the following substituted in lieu thereof:

               2.1 Number of Shares. Subject to the adjustment provisions of Section 6.10 hereof, the aggregate number of shares of Common Stock which may be issued under Options, whether as incentive stock options or nonqualified stock options, exercised under the Plan shall not exceed 344,000. If, and to the extent, that Options granted under the Plan terminate, expire or are cancelled without having been exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by such terminated, expired or cancelled Options; provided that the granting and terms of such new Options shall in all respects comply with the provisions of the Plan. No Options to purchase fractional shares of Common Stock shall be granted or issued under the Plan.
                  INTERSTATE NATIONAL DEALER SERVICES, INC.

                                AMENDMENT TO
                            AMENDED AND RESTATED
                     1993 STOCK OPTION PLAN, AS AMENDED


          The Amended and Restated 1993 Stock Option Plan, as amended, of Interstate National Dealer Services, Inc. a Delaware corporation (the "Company"), adopted on January 7, 1994 by the Board of Directors of the Company and approved by the stockholders on such date, as amended on June 27, 1994, and as further amended on January 3, 1995, is hereby amended as follows:

     1. Paragraph 6.5 of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

          6.5. Termination of Employment. In the event an Optionee shall cease to be employed by either the Company or any of its subsidiaries or affiliates (other than as a result of death or disability as provided below), any Option(s) granted to him and not previously expired or exercised shall be deemed cancelled and terminated on the date of such termination, unless the Committee decides, in its sole discretion, to extend the term of the Option for a period not to exceed three months after the date of such termination; provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 3.2(ii) or 6.1.

     2. Paragraph 6.6 of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

          6.6. Death. In the event an Optionee dies while employed by the Company or any of its subsidiaries or affiliates, any Option(s) granted to him and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee's death, the term of such Option shall be extended until six months after the Optionee's death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 3.2(ii) or 6.1.

     3. Paragraph 6.7 of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

               6.7. Disability. In the event an Optionee shall cease to be employed by the Company or any of its subsidiaries or affiliates due to disability, such Optionee, or his guardian or legal representative, shall have the unqualified right to exercise any Option(s) which have not been previously exercised or expired and which such Optionee was eligible to exercise as of the first date of disability (as determined by the Committee), at any time within one year after such termination of employment, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after such termination, the term of such Option shall be extended until six months after such termination, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 3.2(ii) or
          6.1. The term "disability" shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e) of the Code.